EXHIBIT 99
                                                               ----------

   November 18, 2003


   Dear Shareholder:


   This letter is to inform you that we are unable to provide you with our third quarter results of operations at this time.  As a result of regular examinations at certain of our subsidiary banks by banking regulators and a deterioration in the credit quality of our loan portfolio, including a significant increase in nonperforming loans, we are currently reviewing the adequacy of our allowance for loan losses.

   Although we expect that the review will result in a significant provision to the allowance, and a net loss for both the quarter and nine months ended September 30, 2003, the extent of these losses cannot be determined until our review is completed.  During the course of the review we will also determine whether any adjustments are required for prior periods.


   Upon completion of the examinations and our review, we will file our

   Form 10-Q for the quarter ended September 30, 2003 and for any prior periods that may require restatement.  Please understand that until this review is completed, and our Form 10-Q has been filed, we will be unable to disclose any additional information related to this matter.

   Upon the filing of our Form 10-Q we will provide you with a summary of our results of operations and additional information regarding this matter.






   We greatly appreciate your patience and support as we work through these issues and complete our review.


   Warm regards,


   /s/ J. Michael Straka
   ---------------------
   J. Michael Straka
   President and CEO

   This letter contains forward-looking information. Actual results could differ materially from those indicated by these statements. CIB Marine's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, including the captioned "Forward Looking Statements", and other periodic reports to the SEC contain information about factors that could affect actual results.